Exhibit 10.5
FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of October 29, 2024, by and among SLR INVESTMENT CORP., a Maryland corporation with an office located at 500 Park Avenue, 3rd Floor, New York, NY 10022 (“SLR”), as collateral agent (in such capacity, together with its successors and assigns, “Collateral Agent”), the Lenders listed on Schedule 1.1 hereof or otherwise a party to the Loan Agreement from time to time including SLR in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and ARDELYX, INC., a Delaware corporation with offices located at 400 Fifth Avenue, Suite 210, Waltham, MA 02451 (the “Borrower”).
A.    Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement dated as of February 23, 2022 (as amended, supplemented or otherwise modified from time to time, including but not limited to, by that certain First Amendment to Loan and Security Agreement dated as of August 1, 2022, that certain Second Amendment to Loan and Security Agreement dated as of February 9, 2023, that certain Third Amendment to Loan and Security Agreement dated as of October 17, 2023 and this Amendment, collectively, the “Loan Agreement”), pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and
B.    Borrower, Collateral Agent and the Required Lenders have agreed to amend certain provisions of the Loan Agreement as provided herein, subject to, and in accordance with, the terms and conditions set forth herein, and in reliance upon the representations and warranties set forth herein.
AGREEMENT
    NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Required Lenders and Collateral Agent hereby agree as follows:
1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 1.4 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety, as applicable, to Section 1.4 of the Loan Agreement as follows:
“Applicable Rate” means a per annum interest rate equal to the greater of (a)(i) one percent (1.00%) per annum for all Term A Loans and Term B Loans and (ii) four and seven tenths of one percent (4.70%) for all Term C Loans, Term D Loans and Term E Loans, and (b)(i) 0.022% plus (ii) 1-month CME Term SOFR reference rate as published by the CME Term SOFR Administrator on the CME Term SOFR Administrator’s Website (or on any successor or substitute page of the CME Term SOFR Administrator, or any successor to or substitute for the CME Term SOFR Administrator, as determined by Collateral Agent in a manner consistent with other loans in Collateral Agent’s portfolio), which determination by Collateral Agent shall be conclusive in the absence of manifest error; provided that if, at any time, Lenders notify Collateral Agent that Lenders have determined that (x) Lenders are unable to determine or ascertain such rate, or (y) the applicable regulator has made public statements to the effect that the rate published by the CME Term SOFR Administrator is no longer used for determining interest rates for loans, then the Applicable Rate shall be equal to an alternate benchmark rate and spread agreed between Collateral Agent and Borrowers, giving due consideration to (i) market convention or (ii) selection, endorsement or recommendation by a Relevant Governmental Body. Such alternative benchmark rate and spread shall be binding unless the Required Lenders object within five (5) days following notification of such amendment.

1613654337.4

“Fourth Amendment Effective Date” is October 29, 2024.
“Maturity Date” is, for each Term Loan, July 1, 2028.
“Term E Draw Period” is the period commencing on the Fourth Amendment Effective Date and ending on June 30, 2025.

2.2    Section 1.4 (Definitions). The term “Amortization Date” and its definition are hereby removed from Section 1.4 of the Loan Agreement.
2.3    Section 2.2(a) (Term Loans). Section 2.2(a) is hereby amended to amend and restate subclause (iv) in its entirety and to add subclause (v) as follows:
“(iv)    Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Borrower on the Fourth Amendment Effective Date in an aggregate principal amount of Fifty Million Dollars ($50,000,000) and disbursed in a single advance according to each Lender’s Term D Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term D Loan” and collectively as the “Term D Loans”). After repayment, no Term D Loan may be re-borrowed.
(v)    Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Term E Draw Period to make term loans to Borrower in an aggregate principal amount of Fifty Million Dollars ($50,000,000) and disbursed in a single advance according to each Lender’s Term E Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term E Loan” and collectively as the “Term E Loans”; each Term A Loan, Term B Loan, Term C Loan, Term D Loan and Term E Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loans, the Term B Loans, Term C Loans, Term D Loans and Term E Loans are hereinafter referred to collectively as the “Term Loans”). After repayment, no Term E Loan may be re-borrowed.”
2.4    Section 2.2 (Term Loans). Section 2.2(b) of the Loan Agreement is hereby amended and restated to read as follows:
“(b)    Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter, to each Lender in accordance with its Pro Rata Share, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon the effective rate of interest applicable to the Term Loan as determined in Section 2.3(a). Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date after such Funding Date. All unpaid principal and accrued and unpaid interest with respect to each such Term Loan is due and payable in full on the Maturity Date. The Term Loans may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).”
2.5    Section 2.3(a) (Interest Rate). Section 2.3(a) of the Loan Agreement is hereby amended and restated to read as follows:
“(a)    Interest Rate. Subject to Section 2.3(b), (i) with respect to the Term A Loans and the Term B Loans, the principal amount outstanding under such Term Loans shall accrue interest at a floating per annum rate equal to the Applicable Rate in effect from time to time plus 7.95%, which aggregate interest rate shall be determined by Collateral Agent in accordance with the definition of “Applicable Rate” on the third Business Day prior to the Funding Date of such Term A Loan or Term B Loan, as applicable, and on the date occurring on the first Business Day of the month prior to each Payment Date occurring thereafter, which interest shall be payable monthly in arrears in accordance with Sections 2.2(b) and 2.3(e), (ii) with respect to the Term C Loans, the principal amount outstanding under such Term Loans shall accrue interest at a floating per annum rate equal to the Applicable Rate in effect from time to time plus 4.25%, which aggregate interest rate shall be determined by Collateral Agent in accordance with the definition of “Applicable Rate” on the third Business Day prior to the Funding Date of such Term C Loan and on the date occurring on the first Business Day of the month prior to each Payment Date occurring thereafter, which interest shall be payable monthly in arrears in accordance with Sections 2.2(b) and 2.3(e), and (iii) with respect to the Term D Loans and Term E Loans, the principal amount outstanding under such Term Loans shall accrue interest at a floating per annum rate equal to the Applicable Rate in effect from time to time plus 4.00%, which aggregate interest rate shall be determined by Collateral Agent in accordance with the definition of “Applicable Rate” on the third Business Day prior to the Funding Date of such Term D Loan or Term E Loan and on the date occurring on the first Business Day of the month prior to each Payment Date occurring thereafter, which interest shall be payable monthly in arrears in accordance with Sections 2.2(b) and 2.3(e). Except as set forth in Section 2.2(b), such interest shall accrue on each Term Loan commencing on, and including, the Funding Date of such Term Loan, and shall accrue on the principal amount outstanding under such Term Loan through and including the day on which such Term Loan is paid in full (or any payment is made hereunder).”
2.6    Schedule 1.1 (Lenders and Commitments). Schedule 1.1 of the Loan Agreement is hereby amended and restated in its entirety with Schedule 1.1 attached hereto as Exhibit A.
3.    Limitation of Amendments.
3.1    The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Collateral Agent and the Required Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and the Required Lenders as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date) and (b) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on

Borrower, (iii) any applicable order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.6    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Loan Document. Borrower, Lenders and Collateral Agent agree that this Amendment shall be a Loan Document. Except as expressly set forth herein, the Loan Agreement and the other Loan Documents shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.
6.    Release by Borrower.
6.1    FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the Effective Date through and including the date of execution of this Amendment solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).
6.2    By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in relation to the Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Collateral Agent or Lenders with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
6.3    This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.

7.    Reaffirmation. Borrower hereby confirms the grant of the security interest in the Collateral to Collateral Agent and confirms and agrees that such security interest secures the Obligations.
8.    Effectiveness. This Amendment shall be deemed effective as of the date hereof upon (i) the due execution and delivery of this Amendment by each party hereto, (ii) the due execution and delivery to Collateral Agent and Lenders of a certificate of Borrower in substantially the form as previously provided to Collateral Agent, (iii) the due execution and delivery of the Third Amendment to Fee Letter dated as of the date hereof by each party thereto, and (iv) delivery by Borrower to Collateral Agent of (a) the updated Perfection Certificate, (b) a duly executed legal opinion of counsel dated as of the date hereof, and (c) such other documents, agreements, side letters, certificates and/or schedules as Collateral Agent may reasonably request to effect the purpose to this Amendment.
9.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.
10.    Electronic Execution. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Collateral Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
11.    Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL, PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

ARDELYX, INC.

By /s/ Justin Renz
Name: Justin Renz Title: Chief Financial and Operations Officer

COLLATERAL AGENT AND LENDER:

SLR INVESTMENT CORP.

By /s/ Anthony J. Storino
Name: Anthony J. Storino
Title: Authorized Signatory

LENDERS:

SCP PRIVATE CREDIT INCOME FUND SPV, LLC
SCP PRIVATE CREDIT INCOME BDC SPV LLC
SCP PRIVATE CORPORATE LENDING FUND SPV LLC
SCP CAYMAN DEBT MASTER FUND SPV LLC
SLR CP SF DEBT FUND SPV, LLC
SLR HC ONSHORE FUND LP
SLR HC FUND SPV LLC
SLR HC BDC LLC
SLR HC BDC SPV LLC
SLR 1818 L.P.
SLR 1818 SPV LLC
SLR PRIVATE CREDIT FUND II L.P.
SLR PRIVATE CREDIT FUND II SPV LLC
SLR PRIVATE CREDIT BDC II LLC
SLR PRIVATE CREDIT BDC II SPV LLC
SLR PRIVATE CORPORATE LENDING FUND II L.P.
SLR PRIVATE CORPORATE LENDING FUND II SPV (ABL) LLC
SLR CAYMAN DEBT MASTER FUND II SPV LLC
CRPTF-SLR CREDIT PARTNERSHIP L.P.
CRPTF-SLR CREDIT SPV LLC

By /s/ Anthony J. Storino
Name: Anthony J. Storino
Title: Authorized Signatory

[Signature Page to Fourth Amendment to Loan and Security Agreement]

Exhibit A
SCHEDULE 1.1
Lenders and Commitments

Term A Loans

Lender	Term A Loan Commitment	Commitment Percentage
SLR INVESTMENT CORP.	$9,475,251.16	34.46%
SCP PRIVATE CREDIT INCOME FUND SPV, LLC	$4,449,548.38	16.18%
SCP PRIVATE CREDIT INCOME BDC SPV LLC	$3,319,342.73	12.07%
SCP PRIVATE CORPORATE LENDING FUND SPV LLC	$3,024,807.06	11.00%
SCP CAYMAN DEBT MASTER FUND SPV LLC	$1,297,190.99	4.72%
SLR CP SF DEBT FUND SPV, LLC	$1,038,567.36	3.78%
SLR HC FUND SPV LLC	$4,044,074.37	14.71%
SLR HC BDC SPV LLC	$851,217.95	3.10%
TOTAL	$27,500,000.00	100.00%
Term B Loans

Lender	Term B Loan Commitment	Commitment Percentage
SLR INVESTMENT CORP.	$7,752,478.23	34.46%
SCP PRIVATE CREDIT INCOME FUND SPV, LLC	$3,640,539.58	16.18%
SCP PRIVATE CREDIT INCOME BDC SPV LLC	$2,715,825.87	12.07%
SCP PRIVATE CORPORATE LENDING FUND SPV LLC	$2,474,842.14	11.00%
SCP CAYMAN DEBT MASTER FUND SPV LLC	$1,061,338.08	4.72%
SLR CP SF DEBT FUND SPV, LLC	$849,736.93	3.78%
SLR HC FUND SPV LLC	$3,308,788.12	14.71%
SLR HC BDC SPV LLC	$696,451.05	3.10%
TOTAL	$22,500,000.00	100.00%
Term C Loans

Lender	Term C Loan Commitment	Commitment Percentage
SLR INVESTMENT CORP.	$15,874,439.36	31.75%
SCP PRIVATE CORPORATE LENDING FUND SPV LLC	$5,640,588.30	11.28%
SCP CAYMAN DEBT MASTER FUND SPV LLC	$2,418,970.93	4.84%
SLR HC FUND SPV LLC	$7,081,161.26	14.16%
SLR HC BDC SPV LLC	$1,345,156.00	2.69%
SLR 1818 SPV LLC	$6,168,352.10	12.34%
SLR PRIVATE CREDIT FUND II SPV LLC	$3,434,372.33	6.87%
SLR PRIVATE CREDIT BDC II SPV LLC	$750,433.17	1.50%
SLR PRIVATE CORPORATE LENDING FUND II SPV (ABL) LLC	$1,770,395.23	3.54%
SLR CAYMAN DEBT MASTER FUND II SPV LLC	$1,815,120.06	3.63%

CRPTF-SLR CREDIT SPV LLC	$3,701,011.26	7.40%
TOTAL	$50,000,000.00	100.00%
Term D Loans

Lender	Term D Loan Commitment	Commitment Percentage
SLR INVESTMENT CORP.	$6,648,079.42	13.30%
SLR HC ONSHORE FUND LP	$5,356,205.21	10.71%
SLR HC BDC LLC	$556,076.58	1.11%
SLR 1818 L.P.	$7,942,631.37	15.89%
SLR PRIVATE CREDIT FUND II L.P.	$7,467,405.75	14.93%
SLR PRIVATE CREDIT BDC II LLC	$1,219,610.14	2.44%
SLR PRIVATE CORPORATE LENDING FUND II L.P.	$6,929,658.18	13.86%
CRPTF-SLR CREDIT PARTNERSHIP L.P.	$13,880,333.35	27.76%
TOTAL	$50,000,000.00	100.00%
Term E Loans

Lender	Term E Loan Commitment	Commitment Percentage
SLR INVESTMENT CORP.	$6,648,079.42	13.30%
SLR HC ONSHORE FUND LP	$5,356,205.21	10.71%
SLR HC BDC LLC	$556,076.58	1.11%
SLR 1818 L.P.	$7,942,631.37	15.89%
SLR PRIVATE CREDIT FUND II L.P.	$7,467,405.75	14.93%
SLR PRIVATE CREDIT BDC II LLC	$1,219,610.14	2.44%
SLR PRIVATE CORPORATE LENDING FUND II L.P.	$6,929,658.18	13.86%
CRPTF-SLR CREDIT PARTNERSHIP L.P.	$13,880,333.35	27.76%
TOTAL	$50,000,000.00	100.00%
Aggregate Commitments

Lender	Term Loan Commitment	Commitment Percentage
SLR INVESTMENT CORP.	$46,398,327.59	23.20%
SCP PRIVATE CREDIT INCOME FUND SPV, LLC	$8,090,087.96	4.05%
SCP PRIVATE CREDIT INCOME BDC SPV LLC	$6,035,168.60	3.02%
SCP PRIVATE CORPORATE LENDING FUND SPV LLC	$11,140,237.50	5.57%
SCP CAYMAN DEBT MASTER FUND SPV LLC	$4,777,500.00	2.39%
SLR CP SF DEBT FUND SPV, LLC	$1,888,304.29	0.94%
SLR HC ONSHORE FUND LP	$10,712,410.42	5.36%
SLR HC FUND SPV LLC	$14,434,023.75	7.22%
SLR HC BDC LLC	$1,112,153.16	0.56%
SLR HC BDC SPV LLC	$2,892,825.00	1.45%
SLR 1818 L.P.	$15,885,262.74	7.94%
SLR 1818 SPV LLC	$6,168,352.10	3.08%
SLR PRIVATE CREDIT FUND II L.P.	$14,934,811.50	7.47%
SLR PRIVATE CREDIT FUND II SPV LLC	$3,434,372.33	1.72%
SLR PRIVATE CREDIT BDC II LLC	$2,439,220.28	1.22%
SLR PRIVATE CREDIT BDC II SPV LLC	$750,433.17	0.38%
SLR PRIVATE CORPORATE LENDING FUND II L.P.	$13,859,316.36	6.93%

SLR PRIVATE CORPORATE LENDING FUND II SPV (ABL) LLC	$1,770,395.23	0.89%
SLR CAYMAN DEBT MASTER FUND II SPV LLC	$1,815,120.06	0.91%
CRPTF-SLR CREDIT PARTNERSHIP L.P.	$27,760,666.70	13.88%
CRPTF-SLR CREDIT SPV LLC	$3,701,011.26	1.85%
TOTAL	$200,000,000.00	100.00%